Exhibit 1.1
EQUITY DISTRIBUTION AGREEMENT
November 9, 2011
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
     American Campus Communities, Inc., a Maryland corporation (the “Company”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (“you” or “BAML”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below (this “Agreement”), of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $300,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement. The shares of Common Stock to be issued and sold hereunder shall be referred to as the “Shares” and are described in the Prospectus referred to below.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3ASR (No. 333-157979) (the “registration statement”) for the registration of the Shares and other securities of the Company, under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means such registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to BAML, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus dated March 16, 2009, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to BAML in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provisions of Sections 4(b) or 4(g) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectuses” has the

meaning set forth in Section 3(b) of this Agreement. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
     The Company , American Campus Communities Operating Partnership LP, a Maryland limited partnership (the “Operating Partnership”), and American Campus Communities Holdings, LLC, a Maryland limited liability company and wholly owned subsidiary of the Company (“ACCHL” and, together with the Company and the Operating Partnership, the “Transaction Entities”) have also entered into equity distribution agreements (the “Alternative Distribution Agreements”), dated as of even date herewith, with J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc. and Deutsche Bank Securities Inc. (each, an “Alternative Agent” and together with BAML, the “Agents”). The aggregate Gross Sales Price of the Shares that may be sold pursuant to this Agreement, any Terms Agreement, the Alternative Distribution Agreements and any Alternative Terms Agreement shall not exceed the Maximum Amount. This Agreement and the Alternative Distribution Agreements are sometimes hereinafter referred to as the “Distribution Agreements.” The Transaction Entities and BAML agree as follows:
1.	Issuance and Sale.
(a)	Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides BAML with all due diligence materials and information reasonably requested by BAML or its counsel necessary for BAML to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company shall deliver a Transaction Notice in accordance with Section 2 hereof regarding the number of Shares to be placed by BAML and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also offer to sell the Shares directly to BAML, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto, relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). Whenever the Company determines to sell the Shares directly to an Alternative Agent as principal, it will enter into a separate agreement (each, an “Alternative Terms Agreement”) in substantially the form of Exhibit A to the Alternative Distribution Agreements. As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earliest of (x) the date on which the aggregate Gross Sales Price of Shares issued and sold pursuant to the Distribution Agreements, any Terms Agreements and any Alternative Terms Agreements is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the New York Stock Exchange, Inc.
(b)	Subject to the terms and conditions set forth below, the Company appoints BAML as agent in connection with the offer and sale of Shares in any Agency Transaction entered into hereunder. BAML will use commercially reasonable efforts to sell such Shares in accordance with the terms and conditions hereof and of the applicable Transaction Notice (as defined below). Neither the Company nor BAML shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through BAML, and BAML shall be obligated to use its commercially reasonable efforts, as provided herein and in the applicable Transaction Notice, to place Shares issued by the Company only if and when a Transaction Notice related to such an Agency Transaction has been delivered by the Company and accepted by BAML through written notice delivered to the Company or deemed accepted by BAML if BAML begins to sell Shares pursuant to such Transaction Notice, both as provided in Section 2 below.
(c)	BAML, as agent in any Agency Transaction, hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Agreement, other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and BAML in writing.
(d)	If Shares are to be sold in an Agency Transaction in an At The Market Offering, BAML will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.
(e)	If the Company shall default on its obligation to deliver Shares to BAML pursuant to the terms of any Agency Transaction or Terms Agreement, other than as a result of the bad faith or willful misconduct of BAML, each of the Transaction Entities, shall, jointly and severally, (i) indemnify and hold BAML and its successors and assigns harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to BAML the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f)	The Company acknowledges and agrees that (i) there can be no assurance that BAML will be successful in selling the Shares, (ii) BAML shall incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by BAML to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) BAML shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by BAML and the Company in a Terms Agreement.
     2. Transaction Notices and Terms Agreements.
(a)	The Company may, from time to time during the Term, deliver to BAML a notice, substantially in the form of Exhibit B hereto (each, a “Transaction Notice”), stating the terms of an Agency Transaction. The terms of a Transaction Notice shall not become binding upon BAML until accepted by BAML; provided, that if BAML begins to sell Shares pursuant to a Transaction Notice, BAML shall be deemed to have accepted the terms of such Transaction Notice. BAML may also accept the terms of a Transaction Notice by sending a written notice by any means permissible under Section 10 hereof. Upon acceptance and unless the sale of the Shares described in the Transaction Notice has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, BAML will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares up to the amount specified and otherwise in accordance with the terms of the Transaction Notice. Each Transaction Notice shall specify, among other things:
     (i) the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);
     (ii) the maximum number of Shares that the Company intends to sell (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s), which shall be no more than 25% of the average daily trading volume in the Common Stock on the Exchange for the thirty (30) Exchange Business Days preceding the date of delivery of the Transaction Notice, or as otherwise agreed between the Company and BAML and documented in the relevant Transaction Notice; and
     (iii) the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”).
A Transaction Notice shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Transaction Notices (if any) hereunder, any Terms Agreement, an Alternative Distribution Agreement and any Alternative Terms Agreement, results in a total Gross Sales Price exceeding the Maximum Amount.

Provided that BAML confirms to the Company the number of Shares sold in accordance with Section 1(d) above, the Company shall have responsibility for maintaining records with respect to the aggregate dollar amount of Shares sold, or for otherwise monitoring the availability of Shares for sale under the Registration Statement. In the event that more than one Transaction Notice with respect to any Purchase Date(s) is delivered by the Company, the latest accepted Transaction Notice shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior delivered and accepted Transaction Notice and prior to the delivery and acceptance of such latest Transaction Notice. The Company or BAML may, upon notice to the other party hereto by telephone (confirmed promptly by e-mail or facsimile), suspend the offering of the Shares for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company shall state any additional terms and conditions in respect of such multiple Purchase Dates in the relevant Transaction Notice.
(b)	The Purchase Date in respect of the Shares deliverable pursuant to any Transaction Notice shall be set forth in the Transaction Notice. Except as otherwise agreed between the Company and the Agents, each Agent’s commission shall be at a mutually agreed rate, not to exceed 2.00% of the actual sales price of the Shares (the “Gross Sales Price”) sold pursuant to the Agreement; notwithstanding the foregoing, in the event the Company engages BAML for a sale of Shares that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and BAML will agree to compensation that is customary for BAML with respect to such transactions; provided, however, that such above commission shall not apply when BAML acts as principal, in which case such commission shall be customary for similar transactions and shall be set forth in the applicable Terms Agreement. The Gross Sales Price less BAML’s commission is referred to herein as the “Net Sales Price.”
(c)	Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Notice shall be made to the Company by federal funds wire transfer to the account specified by the Company in writing to the Agent, against delivery of such Shares to BAML’s account, or an account of BAML’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and BAML. Such payment and delivery shall be made at or about 10:00 a.m., (New York City time), on the third Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and BAML) following each Purchase Date (each, an “Agency Settlement Date”).

(d)	If, as provided in the related Transaction Notice, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and BAML thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through BAML, and BAML shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company otherwise agrees in writing.
(e)	If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement, any Transaction Notice or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, BAML and the Company shall each calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by BAML and the Company.
(f)	(i) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify BAML of the proposed terms of the Principal Transaction. If BAML, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and BAML shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.
     (ii)  The terms set forth in a Terms Agreement shall not be binding on the Company or BAML unless and until the Company and BAML have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.
(g)	Each sale of the Shares to BAML in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, BAML. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by BAML. The commitment of BAML to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Any such Terms Agreement shall specify the number of the Shares to be purchased by BAML pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with

BAML in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.
(h)	The Company shall advise BAML in writing of any changes to its policy on insider trading. Without the prior written consent of each of the Company and each of the Agents, the Company shall not request the sale of any Shares that would be sold, and BAML shall not be under any obligation to make any sale of Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information, (ii) if the Company’s insider trading policy, as it exists on the date of the Agreement, would prohibit the purchases or sales of the Company’s Common Stock by its officers or directors; or (iii) except as provided in Section 2(i) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.
(i)	If the Company wishes to offer, sell or deliver Shares on any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to BAML (with a copy to counsel to BAML) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings or other projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to BAML, (ii) provide BAML with the officers’ certificates, accountants’ letter and opinions and letters of counsel called for by Sections (5)(a)(i) through (iv) and (6)(a)(i) hereof; respectively, (iii) afford BAML the opportunity to conduct a due diligence review in accordance with Section 6(f) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 2(h) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificates, accountants’ letter and opinions and letters of counsel pursuant to this Section 2(i) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 6 hereof and (B) this Section 2(i) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 2(h), which shall have independent application.
(j)	The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company by the Company shall only be effected by or through only one of BAML or an Alternative Agent on any single given day (subject to the exceptions set forth in Section 4(n) below), but in no event by more than one Agent, and the Company shall in no event request that BAML and an Alternative Agent sell Shares on the same day; provided, however, that the foregoing limitation shall only apply with respect to an Agency Transaction; provided further, that notwithstanding any agreement (written or oral) to the contrary, any such offer, solicitation or sale, or selection of an Agent, shall be at the Company’s sole discretion.
     3. Representations, Warranties and Agreements of the Company. Each of the Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, BAML, on and as of (i) the date hereof, (ii) each date on which the Company delivers a Transaction Notice (the “Time of Delivery”) or executes and delivers a Terms Agreement, (iii) each Time of Sale (as defined below), (iv) each Settlement Date and (v) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (v), a “Representation Date”), as follows:
(a)	There is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3ASR in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date (other than the date hereof), in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date (other than the date hereof), the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement in or omission from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning any Agent and furnished in writing by or on behalf of any Agent expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of BAML’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.
(b)	Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of each Agent, until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) other than any Permitted Free Writing Prospectus made pursuant to this Agreement or any Terms Agreement. Any such free writing prospectus relating to the Shares consented to by the Agents is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company represents that it has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement.
(c)	The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus during the Term, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(d)	The consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company at the dates indicated and the consolidated results of operations, changes in owners’ equity and cash flows of the Company for the periods specified; and said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject to normal year-end adjustments in the case of any unaudited interim financial statements) and have been prepared on a consistent basis with the books and records of the Company. The supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus present fairly in accordance with GAAP the information required to be stated therein. The historical summaries of revenue and certain operating expenses of properties included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus present fairly the revenues and operating expenses included in such summaries for the periods specified in conformity with GAAP. The selected financial data and the summary financial data included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. No other historical or pro forma financial statements (or schedules) are required by the Act or the Exchange Act to be included or incorporated by reference in the Registration Statement or the Prospectus. All disclosures contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(e)	Except in each case as otherwise disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there has not been any material adverse change in the properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), business, operations or prospects of the Transaction Entities and the subsidiaries (as defined in Section 3(h) hereof), taken as a whole, whether or not arising in the ordinary course of business.
(f)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with all power and authority to own or lease, as the case may be, its properties and conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or reasonably be expect to have, a Material Adverse Effect. As used herein, “Material Adverse Effect” means a material adverse effect on the results of operations, condition (financial or otherwise), business, operations or prospects of the Transaction Entities and the subsidiaries taken as a whole.
(g)	The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or reasonably be expected to have, a Material Adverse Effect, and has full power and authority necessary to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; ACCHL has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or reasonably be expected to have, a Material Adverse Effect, and has full power and authority necessary to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; and ACCHL is the sole general partner of the Operating Partnership. Additionally, the Company will contribute the net proceeds from the sale of the Shares to the Operating Partnership in exchange for a number of common units of limited partnership in the Operating Partnership (“OP Units”) equal to the number of Shares issued.
(h)	Each direct or indirect subsidiary of the Company, other than ACCHL and the Operating Partnership (each, a “subsidiary” and collectively, the “subsidiaries”), has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and otherwise) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except where the failure to be in good standing would not have, or be reasonably expected to have, a Material Adverse Effect, and is duly qualified to do business as a foreign corporation, partnership or limited liability company in good standing in all other jurisdictions in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or be reasonably expected to have, a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of ACCHL and each subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and were offered in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects; and except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; ACCHL’s membership interests and each subsidiary’s capital stock or other ownership interests will, immediately following any Time of Sale or Settlement Date, be owned by the Company, directly or through subsidiaries, free and clear of any security interests, liens, mortgages, encumbrances, pledges, claims, defects or other restrictions of any kind (collectively, “Liens”), except where such Liens would not have, or reasonably be expected to have, a Material Adverse Effect. None of such equity interests were issued in violation of the preemptive or other similar rights of any securityholder of ACCHL or such subsidiary. Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of ACCHL or any subsidiary.
(i)	The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; and, except as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(j)	All of the outstanding OP Units have been duly authorized for issuance by the Operating Partnership, and are validly issued. The OP Units have been offered, issued and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects and conform to the description thereof contained in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus in all material respects. None of the OP Units or the profit interest units (“PIUs”) were issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units, PIUs or other securities of the Operating Partnership.
(k)	The OP Units to be issued by the Operating Partnership in connection with the Company’s contribution of the net proceeds from the sale of the Shares to the Operating Partnership have been duly authorized for issuance by the Operating Partnership to the Company, and at every Settlement Date, will be validly issued and fully paid. Such OP Units will be exempt from registration or qualification under the Act and applicable state securities laws. None of the OP Units will be issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership.
(l)	The Shares to be issued and sold by the Company hereunder or under any Terms Agreement have been duly authorized by the Company and, when issued and delivered and paid for as provided herein or in any Terms Agreement, will be duly and validly issued, will be fully paid and non-assessable and will conform to the description thereof in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus; and there are no preemptive or similar rights that arise or exist with respect to the issuance of the Shares.
(m)	The Transaction Entities party hereto have full right, power and authority to execute and deliver this Agreement and any Terms Agreement, as applicable, and perform their respective obligations hereunder or thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by them of this Agreement and any Terms Agreement, as applicable, and the consummation by them of the transactions contemplated hereby and thereby has been duly and validly taken (or, in the case of any Terms Agreement, such action will have been duly and validly authorized).
(n)	This Agreement has been, and any Terms Agreement will have been, duly authorized, executed and delivered by the Company and the Operating Partnership.
(o)	The Operating Partnership Agreement (as defined hereafter) has been duly and validly authorized, executed and delivered by the Transaction Entities party thereto and, to the knowledge of the Company, by each of the other parties thereto; and the Operating Partnership Agreement, assuming due authorization, execution and delivery by the parties thereto, is a valid and binding agreement of each of the Transaction Entities party thereto, enforceable against the Transaction Entities party thereto in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws relating to creditors’ rights and general principles of equity and except as rights to indemnify and contribution thereunder may be limited by applicable law or policies underlying such law.
(p)	None of the Transaction Entities or the subsidiaries is (i) in violation of its charter, by-laws, certificate of formation, operating agreement or partnership agreement or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, ground lease, development agreement, reciprocal easement agreement, deed restriction, utility agreement, management agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of the Properties (as hereinafter defined) or any of its property or assets is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority to which it or the Properties or any of its other properties or assets is subject, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(q)	The execution, delivery and performance of this Agreement or any Terms Agreement by the Transaction Entities party hereto and consummation of the transactions contemplated hereby do not and will not (whether with or without the giving of notice or passage of time or both) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under, or result in the creation or imposition of a Lien (other than those described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus) upon any property or assets of any of the Transaction Entities or the subsidiaries pursuant to, (i) any statute, law, rule, ordinance, regulation, judgment, order or decree of any court, domestic or foreign, regulatory body, administrative agency, governmental body, arbitrator or other authority, domestic or foreign, having jurisdiction over any of the Transaction Entities or the subsidiaries or any of their properties or assets, (ii) any term, condition or provision of any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it or any of them is a party or by which it or any of them may be bound, or to which any of the property or assets of the Transaction Entities or any subsidiary is subject, or (iii) the charter, by-laws, certificate of formation, operating agreement or partnership agreement or similar organizational documents, as applicable, of any of the Transaction Entities or the subsidiaries, except, in the case of clauses (i) and (ii), for such conflicts, breaches, defaults, violations, rights, Repayment Events or Liens that are disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or as would not have, or reasonably be expected to have, a Material Adverse Effect. The Company has full power and authority to authorize, issue and sell the Shares as contemplated by this Agreement or by any Terms Agreement. As used herein, “Repayment Event” means any event or condition which, without regard to compliance with any notice or other procedural requirements, gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Transaction Entities or the subsidiaries.
(r)	No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be made or obtained by the Transaction Entities or the subsidiaries in connection with the transactions contemplated by this Agreement or any Terms Agreement, except such consents, approvals, authorizations, filings or orders (i) as have been obtained under the Act, (ii) as may be required under the state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Agents in the manner contemplated herein and in the Prospectus and any Permitted Free Writing Prospectus, and (iii) the absence of which would not have, or reasonably be expected to have, a Material Adverse Effect.
(s)	Except as set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no pending actions, suits or proceedings against or affecting any of the Transaction Entities, the subsidiaries or any of the Properties or other assets that, if determined adversely to any of the Transaction Entities or the subsidiaries, would have, or reasonably be expected to have, a Material Adverse Effect, or would materially and adversely affect the ability of the Transaction Entities to perform their respective obligations under this Agreement or any Terms Agreement, or which are otherwise material in the context of the sale of the Shares; and no such actions, suits or proceedings are, to the Transaction Entities’ knowledge, threatened or contemplated.
(t)	Ernst & Young LLP, which has certified certain financial statements included or incorporated or deemed incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus is an independent registered public accounting firm within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Act.
(u)	(1) The Transaction Entities or the subsidiaries or any joint ventures in which the Transaction Entities or any subsidiary owns an interest, as the case may be, will have good and marketable fee simple title or leasehold title to all of the properties and other assets owned or leased by them described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as owned by the Transaction Entities or the subsidiaries or the applicable joint venture (the

“Properties”), in each case, free and clear of all Liens, except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or such as would not have, or reasonably be expected to have, a Material Adverse Effect; (2) all Liens on or affecting the Properties that are required to be disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are disclosed therein and none of the Transaction Entities or the subsidiaries is in default under any such Lien except for such defaults that would not have, or reasonably be expected to have, a Material Adverse Effect; (3) none of the Transaction Entities is in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof which violation would have, or reasonably be expected to have, a Material Adverse Effect; (4) each of the Properties complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not have, or reasonably be expected to have, a Material Adverse Effect or could not result in a forfeiture or reversion of title; and (5) none of the Transaction Entities or the subsidiaries has received from any Governmental Authority (as defined hereafter) any written notice of any condemnation of or zoning change materially affecting the Properties or any part thereof, and none of the Transaction Entities or the subsidiaries knows of any such condemnation or zoning change which is threatened and which if consummated would have, or reasonably be expected to have, a Material Adverse Effect.
(v)	Except as set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the mortgages and deeds of trust encumbering the Properties, including, without limitation, the participating properties, and real property (and improvements thereon) owned or leased by any of the Transaction Entities or the subsidiaries are described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and are not convertible and none of the Transaction Entities, the subsidiaries, or any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property other than the Properties.
(w)	None of the Transaction Entities nor any of the subsidiaries is and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, none of the Transaction Entities nor any of the subsidiaries will be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(x)	No labor disturbance by or dispute with employees of the Transaction Entities or the subsidiaries exists or, to the knowledge of the Transaction Entities, is contemplated or threatened, and the Transaction Entities are not aware of any existing or, to the knowledge of the Transaction Entities, imminent labor disturbance by the employees of any of their or their subsidiaries’ principal suppliers, contractors or customers, except for those as would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth or contemplated in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.
(y)	The Transaction Entities and the subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Transaction Entities’ business as now conducted or as proposed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus to be conducted. Except as set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (a) to the knowledge of the Company, there are no rights of third parties to any such Intellectual Property, (b) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property, (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Transaction Entities’ rights in or to any such Intellectual Property, and the Transaction Entities are unaware of any facts which would form a reasonable basis for any such claim, (d) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Transaction Entities are unaware of any facts which would form a reasonable basis for any such claim and (e) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Transaction Entities infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Transaction Entities are unaware of any other fact which would form a reasonable basis for any such claim.
(z)	Except as otherwise disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (i) the Transaction Entities and the subsidiaries and the Properties have been and are in material compliance with, and none of the Transaction Entities or the subsidiaries has any material liability under, applicable Environmental Laws (as hereinafter defined), (ii) none of the Transaction Entities, the subsidiaries, or, to the knowledge of the Transaction Entities, the prior owners or occupants of the property at any time or any other person or entity (including adjacent landowners or lessees) has at any time released (as such term is defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties or other assets owned by the Transaction Entities or the subsidiaries, except for such releases or dispositions as would not be reasonably likely to cause the Transaction Entities or the subsidiaries to incur material liability and that would not require disclosure pursuant to Environmental Laws, (iii) the Transaction Entities do not

intend to use the Properties or other assets owned by any of the Transaction Entities or the subsidiaries or any subsequently acquired properties, other than in material compliance with applicable Environmental Laws, (iv) none of the Transaction Entities or the subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the Properties, or onto lands or other assets owned by the Transaction Entities or the subsidiaries from which Hazardous Materials might seep, flow or drain into such waters except for such as would not be reasonably likely to cause the Transaction Entities or the subsidiaries to incur material liability, (v) none of the Transaction Entities or the subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law or common law by any governmental or quasi-governmental body or any third party with respect to the Properties or the assets described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or arising out of the conduct of the Transaction Entities or the subsidiaries, except for such claims that would not be reasonably likely to cause the Transaction Entities to incur material liability and that would not require disclosure pursuant to Environmental Laws and (vi) neither the Properties nor any other land or other assets currently owned by any of the Transaction Entities or the subsidiaries is included or, to the best of the Transaction Entities’ and the subsidiaries’ knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or, to the best of the Transaction Entities’ and the subsidiaries’ knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other Governmental Authority. To the knowledge of the Transaction Entities and the subsidiaries, there have been no and are no (i) aboveground or underground storage tanks, (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (iii) asbestos or asbestos containing materials, (iv) lead based paints, (v) dry-cleaning facilities, or (vi) wet lands, in each case in, on, under, or adjacent to any Property or other assets owned by the Transaction Entities or the subsidiaries the existence of which has had, or is reasonably expected to have, a Material Adverse Effect.
As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any applicable federal, state or local environmental law, ordinance, statute, rule or regulation including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution

Control Act), 33 U.S.C. §§ 1251-1387,the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (including environmental statutes not specifically defined herein) (individually, an “Environmental Law” and collectively, “Environmental Laws”) or by any federal, state or local governmental authority having or claiming jurisdiction over the Properties and other assets described in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus (a “Governmental Authority”).
(aa)	The Transaction Entities and the significant subsidiaries possess adequate licenses, consents, approvals, certificates, authorities, permits and other authorizations (“Licenses”) issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them or proposed to be operated by them, are in compliance with the terms and conditions of all such Licenses, and have not received any notice of proceedings relating to the revocation or modification of any such Licenses except where the failure to possess any such License or to comply with any of its terms and conditions, or an adverse determination in any proceeding, would not individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect.
(bb)	Each of the Transaction Entities and the subsidiaries is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any of the Transaction Entities would have any liability; none of the Transaction Entities or the subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code 1986, as amended (the “Code”), including the regulations and published interpretations thereunder; and each “pension plan” for which any of the Transaction Entities or the subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have, or reasonably be expected to have, a Material Adverse Effect.
(cc)	To the knowledge of the Transaction Entities, no portion of the assets of the Transaction Entities and the subsidiaries constitutes “plan assets” of an employee benefit plan as defined in and subject to Title I of ERISA or a plan as defined in and subject to Section 4975 of the Code.
(dd)	Each of the Transaction Entities and the subsidiaries (i) makes and keeps accurate books and records in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(ee)	The Transaction Entities and the subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by them in the reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to management, including the principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(ff)	Each of the Transaction Entities and the subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are generally deemed prudent and customary in the businesses in which they are or will be engaged as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; all policies of insurance and fidelity or surety bonds insuring any of the Transaction Entities or the subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; each of the Transaction Entities and the subsidiaries is in compliance with the terms of such policies and instruments in all material respects; except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no material claims by any of the Transaction Entities or the subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and, except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, none of the Transaction Entities or the subsidiaries has been refused any insurance coverage sought or applied for; and none of the Transaction Entities or the subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue to conduct its business as currently conducted or as proposed to be conducted in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus at a cost that would not have a Material Adverse Effect.

(gg)	The Operating Partnership or a subsidiary has title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) in each of the Properties covering such risks and in such amounts as are commercially reasonable for the assets owned or leased by them and that are consistent with the types and amounts of insurance typically maintained by owners and operators of similar properties, and in each case such title insurance is in full force and effect.
(hh)	None of the Transaction Entities, any of the subsidiaries or, to the knowledge of the Transaction Entities, any director, officer, agent or employee of the Transaction Entities or the subsidiaries is currently included on the List of Specially Designated Nationals and Blocked Persons (the “SDN List”) maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Transaction Entities shall not directly or indirectly use the proceeds of the offering of the Shares hereunder or under any Terms Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently included on the SDN List maintained by OFAC.
(ii)	Neither the Transaction Entities or the subsidiaries nor, to the knowledge of the Transaction Entities, any director, officer, agent or employee of the Transaction Entities or the subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Transaction Entities and the subsidiaries have conducted their businesses in compliance with the FCPA.
(jj)	The operations of the Transaction Entities and the subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of the subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(kk)	There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, in each case to the extent the Sarbanes-Oxley Act applies to the Company.
(ll)	No securities of or guaranteed by the Transactions Entities or any of the subsidiaries is accorded a rating by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act.
(mm)	Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there are no contracts, agreements or understandings between the Transaction Entities and any person that would give rise to a valid claim against the Transaction Entities or BAML for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
(nn)	Except as provided in the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as the same may be amended and/or restated from time to time (the “Operating Partnership Agreement”), the PIU Vesting Agreement related thereto, the Registration Rights and Lock-up Agreement, dated as of March 1, 2006, between the Company and each of the persons who are signatories thereto and the Agreement and Plan of Merger, dated as of February 11, 2008, by and among GMH Communities Trust, GMH Communities, Inc., GMH Communities, LP, the Company, the Operating Partnership, American Campus Acquisition LLC and American Campus Acquisition Limited Partnership LP, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.
(oo)	None of the Transaction Entities, the subsidiaries or, to the knowledge of the Company, their respective officers, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.
(pp)	The Company is not an “ineligible issuer” and is a “well-known seasoned issuer”, in each case as defined under the Act and at the times specified in the Act in connection with the offering of the Shares. The Company has paid the registration fee for this offering pursuant to Rule 457 under the Act.
(qq)	The Company, beginning with its taxable year ended December 31, 2004, has been organized and operated, and as of any Time of Sale or Settlement Date, will continue to be organized and operated, in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and the current and proposed method of operation of the Company, as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and as represented by the Transaction Entities, will permit the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for so long as the board of directors of the Company deems it in the best interests of the Company’s stockholders to remain so qualified for taxation as a REIT under the Code.
(rr)	All federal, state, local and foreign tax returns or valid extensions filed for, and reports required to be filed by any of the Transaction Entities or the subsidiaries, in each case, to the extent material (“Returns”), have been timely filed; all such Returns are true, correct and complete in all material respects; and all federal, state, county, local or foreign taxes, charges, fees, levies, fines, penalties or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, disability, employment, pay-roll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Authority (including any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability), in each case, to the extent material (“Taxes”), shown in such Returns or on assessments received by any of the Transaction Entities or the subsidiaries or otherwise due and payable or claimed to be due and payable by any Governmental Authority, have been paid, except for any such tax, charge, fee, levy, fine, penalty or other assessment that (i) is currently being contested in good faith, (ii) would not have, or reasonably be expected to have, a Material Adverse Effect or (iii) is described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. None of the Transaction Entities or the subsidiaries has requested any extension of time within which to file any Return, which Return has not since been filed within the extended time. None of the Transaction Entities or the subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns. No audits or other administrative proceedings or court proceedings are presently pending nor threatened against any of the Transaction Entities or the subsidiaries with regard to any Taxes or Returns of any of the Transaction Entities or the subsidiaries, and no taxing authority has notified any of the Transaction Entities or the subsidiaries in writing that it intends to investigate its Tax affairs.
(ss)	Each of the Transaction Entities and the subsidiaries has complied in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1446, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all material amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.
(tt)	Each of the Operating Partnership and any other subsidiary that is a partnership or a limited liability company has been properly classified either as a partnership or as an entity disregarded as separate from the Company for federal income tax purposes throughout the period from its formation through the date hereof.
(uu)	Except as described in or contemplated by the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, none of the Operating Partnership or the subsidiaries is currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s partnership interests, or from repaying to the Company any loans or advances made by the Company to the Operating Partnership.
(vv)	There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.
(ww)	There is no franchise, contract or other document to which any of the Transaction Entities or the subsidiaries is a party that is required by the Act or the Exchange Act to be described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and no relationship, direct or indirect, exists between or among any of the Transaction Entities on the one hand, and the directors, officers, stockholders, customers or suppliers of the Transaction Entities on the other hand, which is required pursuant to the Act or the Exchange Act to be described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus which is not so described.
(xx)	Except (i) to the extent not required to be described or filed pursuant to the Act or the Exchange Act, (ii) as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or (iii) for the agreements referred to herein, none of the Transaction Entities’ or the subsidiaries’ directors, officers, interest holders, stockholders, members, partners, members of management, other employees or their respective affiliates is a party to any contracts or agreements with any of the Transaction Entities or the subsidiaries and none of the Transaction Entities’ or the subsidiaries’ directors, officers, interest holders, members, partners, members of management, other employees or their respective affiliates owns any property or right, tangible or intangible, which is used in any material manner by any of the Transaction Entities or the subsidiaries.
     Any certificate signed by any officer of the Company or any subsidiary delivered to BAML or to counsel to BAML pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to BAML as to the matters covered thereby.
4.	Certain Covenants of the Company. The Company hereby agrees with BAML:
(a)	For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before amending or supplementing the Registration Statement or the Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to BAML a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing any such Permitted Free Writing Prospectus, amendment or supplement with the Commission and the Company will not use or file any such Permitted Free Writing Prospectus or file any such proposed amendment or supplement to which BAML reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by applicable law.
(b)	To the extent required under applicable law or under SEC interpretations thereof, as promptly as practicable after the close of each of the Company’s fiscal quarters, to prepare a Prospectus Supplement, with respect to any Shares sold by the Company pursuant to this Agreement in a form previously approved by BAML and to file such Prospectus Supplement pursuant to Rule 424(b) under the Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Act) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to BAML via e-mail in “.pdf” format on such filing date to an e-mail account designated by BAML and, at BAML’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.
(c)	To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise BAML, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Act; (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.
(d)	In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection by the Commission to the use of such prospectus pursuant to Rule 401(g)(2) under the Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.
(e)	To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as BAML may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise BAML of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.
(f)	To make available to BAML at its offices in New York City, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to BAML, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as BAML may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any

Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.
(g)	To furnish or make available to BAML during the Term (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to BAML from time to time during the Term such other information as BAML may reasonably request regarding the Transaction Entities or the subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of BAML, as applicable; provided, however, that the Company shall have no obligation to provide BAML with any document previously filed on EDGAR or included on the Company’s Internet website.
(h)	If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for BAML or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to BAML to cease the solicitation of offers to purchase the Shares in BAML’s capacity as agent, and, in either case, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.
(i)	To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the date hereof, an earnings statement (in a form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158) of the Registration Statement with respect to each sale of Shares.
(j)	To apply the net proceeds from the sale of the Shares in the manner described in the Registration Statement or the Prospectus under the caption “Use of Proceeds.”

(k)	Not to, and to cause the other Transaction Entities and the subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.
(l)	(i) Except as otherwise agreed between the Company and BAML, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, each Preliminary Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to BAML and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Agents (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel to the Agents in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to BAML, (v) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by FINRA, (vii) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm and (viii) the performance of the Company’s other obligations hereunder; provided that BAML shall be responsible for any transfer taxes on resale of Shares by it, any costs and expenses associated with the sale and marketing of the Shares, and legal costs of BAML other than as specifically provided above.
     (ii)  If, pursuant to the Distribution Agreements and all Terms Agreements, other than as a result of termination of this Agreement or any Alternative Distribution Agreement in accordance with Section 8(b) hereof or thereof, as applicable, (A) the aggregate Gross Sales Price of Shares sold is less than $75,000,000 by the date which is eighteen months after the date of this Agreement, or (B) if this Agreement is terminated by the Company in accordance with the provisions of Section 8(a) hereof at any time prior to the offer and sale of Shares with an aggregate Gross Sales Price of $75,000,000, to reimburse the Agents, collectively, for up to 50% of their reasonable and documented out-of-pocket expenses (including the reasonable and documented fees and disbursements of a single counsel to the Agents) incurred by them in connection with the offering contemplated by this Agreement; provided, that the Company will not be obligated to reimburse any expenses pursuant to this Section 4(l)(ii) in excess of $150,000.

(m)	With respect to the offering(s) contemplated hereby, that the Company will not offer shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner in violation of the Act; the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and other materials permitted by the Act or the rules and regulations promulgated thereunder.
(n)	During each period commencing on the date of each Transaction Notice and ending after the close of business on the Settlement Date for the related Agency Transaction, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of its Common Stock or any securities convertible into or exercisable or exchangeable for such shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares or such other securities, in cash or otherwise, without the prior written consent of BAML, other than with respect to (A) the Shares to be sold hereunder or under any Alternative Distribution Agreement, (B) any securities of the Company issued under the Company’s equity incentive plans disclosed in the Prospectus, including securities of the Company issued upon the exercise or vesting thereof, or (C) issued upon, or in connection with, the conversion of any OP Units. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.
(o)	To, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.
(p)	To use its commercially reasonable efforts to cause the Shares to be listed on the Exchange.
(q)	That it consents to BAML trading in the Common Stock for BAML’s own account and for the accounts of its clients at the same time as sales of the Shares occur pursuant to this Agreement.
(r)	To use its reasonable commercial efforts to qualify as a REIT under the Code for its taxable year ending December 31, 2011, and for each of its succeeding taxable years during the Term for so long as its board of directors deems it in the best interest of the Company’s stockholders to remain so qualified.
     5. Execution of Agreement. BAML’s obligation to execute and deliver this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a)	the Company shall have delivered to BAML:
     (i) an officers’ certificate signed by two of its executive officers certifying as to the matters set forth in Exhibit C hereto;
     (ii) an opinion and negative assurance letter of Locke Lord LLP, counsel for the Company, addressed to BAML and dated the date of this Agreement, in the form of Exhibit E hereto;
     (iii) an opinion of Locke Lord LLP, counsel for the Company, addressed to BAML and dated the date of this Agreement, in the form of Exhibit F hereto;
     (iv) a “comfort” letter of Ernst & Young LLP, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request;
     (v) evidence reasonably satisfactory to BAML and its counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;
     (vi) resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Shares; and
     (vii) such other documents as BAML shall reasonably request.
(b)	the Operating Partnership shall have delivered to BAML:
     (i) an officers’ certificate signed by two officers of ACCHL certifying as to the matters set forth in Exhibit D hereto; and
     (ii) resolutions duly adopted by ACCHL, and certified by an officer of ACCHL, authorizing ACCHL’s execution of this Agreement on behalf of itself and the Operating Partnership.
(c)	BAML shall have received an opinion and negative assurance letter of Sidley Austin llp, counsel to the Agents, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request.
     6. Additional Covenants of the Company. The Company further covenants and agrees with BAML as follows:
(a)	Each delivery of a Transaction Notice by the Company and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company and the Operating Partnership herein contained and contained in any certificate delivered to BAML pursuant hereto are true and correct at such Time of Delivery or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Notice or Terms Agreement, as the case may be).

(b)	Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document, but excluding any prospectus supplement filed pursuant to Section 4(b) hereof), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) otherwise as BAML shall reasonably request on the advice of outside counsel, provided that BAML shall not make such a request during periods that the Company is not proposing an Agency Transaction to BAML pursuant to the delivery of a Transaction Notice (each date referred to clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company shall, unless BAML agrees otherwise, furnish or cause to be furnished to BAML certificates, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the certificates referred to in Sections 5(a)(i) and 5(b)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate, or, in lieu of such certificates, certificates to the effect that the statements contained in the certificate referred to in Section 5(a)(i) and the statements contained in the certificate referred to in Section 5(b)(i) hereof furnished to BAML are true and correct as of such Bring-Down Delivery Date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date unless (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Notice is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act and (y) BAML has reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K within five Business Days of the filing thereof with the Commission or (B) such Current Report on Form 8-K is required pursuant to Section 2(i).

(c)	At each Bring-Down Delivery Date, the Company shall, unless BAML agrees otherwise, cause to be furnished to BAML (A) the written opinions and negative assurance letter of Locke Lord LLP, counsel for the Company, each dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the opinions and letter referred to in Sections 5(a)(ii) and 5(a)(iii) hereof, respectively, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letter, or, in lieu of such opinions and letter, such counsel shall furnish BAML with letters substantially to the effect that BAML may rely on the opinions and letter referred to in Sections 5(a)(ii) and 5(a)(iii), furnished to BAML, to the same extent as though they were dated the date of such letters authorizing reliance (except that statements in such last opinions shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

(d)	At each Bring-Down Delivery Date, the Company shall, unless BAML agrees otherwise, cause Ernst & Young LLP to furnish to BAML a “comfort” letter, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the letter referred to in Section 5(a)(v) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter.

(e)	(i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of BAML and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect at the time the Company delivers a Transaction Notice; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Notice.

(f)	The Company shall reasonably cooperate with any reasonable due diligence review requested by BAML or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of Ernst & Young LLP for an update on diligence matters with representatives of BAML and (ii) at each Bring-Down Delivery Date or otherwise as BAML may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of Ernst & Young LLP for one or more due diligence sessions with representatives of BAML and its counsel.

(g)	The Company shall disclose, in its quarterly reports on Form 10-Q and annual reports on Form 10-K or, to the extent required by applicable law and SEC interpretations thereof, prospectus supplements, to be filed by the Company from time to time, the number of the Shares sold through the Agents under this Agreement and any Terms Agreement, the net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or such shorter period determined by the Company, as the case may be.
          All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to BAML. BAML will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail or facsimile as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.
          7. Conditions of BAML’s Obligation. BAML’s obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Notice that has been delivered by the Company and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:
(a)	At the Time of Delivery, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:
     (i) The representations and warranties on the part of the Company and the Operating Partnership herein contained or contained in any certificate of an officer or officers of the Company or the Operating Partnership delivered pursuant to the provisions hereof shall be true and correct in all respects.
     (ii) The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.
     (iii) In the case of an Agency Transaction, from the Time of Delivery until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.
     (iv) From the date of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in any Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of BAML makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement or any Terms Agreement, as the case may be, any Permitted Free Writing Prospectus and the Prospectus.
     (v) The Shares to be issued pursuant to the Transaction Notice or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.
     (vi) (A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.
     (vii) (A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or, to the knowledge of the Company, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of BAML; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Notice.
     (viii) No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which BAML shall have reasonably objected in writing.
(b)	At every Bring-Down Delivery Date, BAML shall have received the officers’ certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through (d), inclusive.

8.	Termination.
(a) (i) The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to BAML. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of BAML, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.
     (ii) In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of BAML.
(b)	(i) BAML may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.
     (ii) In the case of any purchase by BAML pursuant to a Terms Agreement, the obligations of BAML pursuant to such Terms Agreement shall be subject to termination at any time prior to or at the Principal Settlement Date, if, (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been materially suspended or materially limited on or by the Exchange or the NASDAQ Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York state authorities, (iv) there shall have occurred any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in BAML’s judgment, is material and adverse or (v) any material disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Shares and (B) in the case of any of the events specified in clauses (A)(i) through (v), such event singly or together with any other such event specified in clauses (A)(i) through (v) makes it, in BAML’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus. If BAML elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c)	This Agreement shall remain in full force and effect until the earlier of (A) termination of this Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Amount of Shares have been sold in accordance with the terms of this Agreement or any Terms Agreement and (C) March 16, 2012, in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)	Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by BAML or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9.	Indemnity and Contribution.

(a)	Each of the Transaction Entities agrees, jointly and severally, to indemnify and hold harmless BAML, its directors, officers, employees and agents and each person, if any, who controls BAML within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to BAML furnished to the Company in writing by BAML expressly for use therein, it being understood and agreed that the only such information furnished by BAML consists of the information described as such in subsection (b) below.

(b)	BAML agrees to indemnify and hold harmless the Transaction Entities and each of the Company’s directors and each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Transaction Entities within the meaning of Section 15 of the Act or Section 20 of the

Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to BAML furnished to the Company in writing by BAML expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus, it being understood and agreed upon that such information shall consist solely of the following: the information in the first sentence of the fourth paragraph under the heading “Plan of Distribution” in the Prospectus Supplement.

(c)	If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for

BAML, its affiliates, directors and officers and any control persons of BAML shall be designated in writing by BAML and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.

(d)	If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and BAML, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and BAML, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and BAML, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by BAML in connection therewith bear to the aggregate Gross Sales Price. The relative fault of the Company, on the one hand, and BAML, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by BAML, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)	The Company and BAML agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall BAML be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by BAML with respect to the offering of the Shares exceeds the amount of any damages that BAML has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)	The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
          10. Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to BAML, shall be sufficient in all respects if delivered or sent to Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036 Attention: Reid Barnett (facsimile: (646) 855-3703), and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at American Campus Communities, Inc., 12700 Hill Country Blvd., Suite T-200, Austin, Texas 78738 to the attention of William C. Bayless, President and Chief Executive Officer (facsimile number (512) 494-0603; e-mail bbayless@americancampus.com), with a copy to Locke Lord, 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201, to the attention of Bryan L. Goolsby, Esq. (facsimile number (214) 740-8800; e-mail bgoolsby@lockelord.com). Notwithstanding the foregoing, Transaction Notices shall be delivered to the Company via e-mail to Daniel Perry ((512) 494-0603; email dperry@americancampus.com, and receipt confirmed by telephone at (512) 732-1032, and an acceptance of a Transaction Notice shall be delivered to BAML via facsimile to Reid Barnett ((646) 855-3703).
          11. No Fiduciary Relationship. The Company acknowledges and agrees that BAML is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, BAML is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and BAML shall have no responsibility or liability to the Company with respect thereto. Any review by BAML of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of BAML and shall not be on behalf of the Company.
           12. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement and any Transaction Notice shall be adjusted to take into account any stock split effected with respect to the Shares.
13.	Governing Law; Construction.

(a)	This Agreement, any Terms Agreement and any claim, controversy, counterclaim or dispute of any kind or nature whatsoever arising under or in any way related to this Agreement or any Terms Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)	The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.
          14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have nonexclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each of BAML and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates, waives all right to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement. Each of BAML and the Company agrees that a final and non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts in the jurisdiction of which such party is or may be subject, by suit upon such judgment.
          15. Parties in Interest. The agreements set forth herein and in any Terms Agreement have been and are made solely for the benefit of BAML and the Company and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from BAML) shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement.

          16. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
          17. Successors and Assigns. This Agreement shall be binding upon BAML and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and BAML’s respective businesses and/or assets.
          18. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and BAML contained in this Agreement or made by or on behalf of the Company or BAML pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or BAML.
          19. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act.
          20. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
          21. Miscellaneous. A lending affiliate of BAML may have lending relationships with issuers of securities underwritten or privately placed by BAML. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by BAML will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of BAML.
          BAML and one or more of its affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of the Common Stock or other securities of the Company, at the same time that BAML is acting as agent pursuant to this Agreement; provided that BAML acknowledges and agrees that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by BAML and its affiliates to enter into any such transactions.

          If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and BAML, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement as of the date first written above among the Company, the Transaction Entities and BAML.

Very truly yours, AMERICAN CAMPUS COMMUNITIES, INC.
By:	/s/ Jonathan A. Graf
	Name:	Jonathan A. Graf
	Title:	Senior Executive Vice President, Chief Financial Officer, Secretary and Treasurer

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP
By:	American Campus Communities Holdings, LLC, its general partner, on behalf of itself and the Operating Partnership

By:	/s/ Jonathan A. Graf
	Name:	Jonathan A. Graf
	Title:	Vice President

Accepted and agreed to as of the
date first above written:

MERRILL, LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ James Scott
	Name:	James Scott
	Title:	Managing Director

Exhibit A
AMERICAN CAMPUS COMMUNITIES, INC.
Common Stock
TERMS AGREEMENT
_____________, 20[11]
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
Dear Sirs:
          American Campus Communities, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated November 9, 2011 (the “Distribution Agreement”), between the Transaction Entities and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BAML”), to issue and sell to BAML the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to BAML the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]. Unless otherwise defined below, capitalized terms defined in the Distribution Agreement shall have the same meanings when used herein.
          [BAML shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by BAML to the Company for the Purchased Securities. This option may be exercised by BAML at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Securities.]
          Each of the provisions of the Distribution Agreement not specifically related to the solicitation by BAML, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Settlement Date].
Exh. A-1

          An amendment to the Registration Statement (as defined in the Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities], in the form heretofore delivered to BAML is now proposed to be filed with the Securities and Exchange Commission.
          Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to BAML and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.
          Notwithstanding any provision of this Agreement or any Terms Agreement to the contrary, the Company consents to BAML trading in the Common Stock for BAML’s own account and for the accounts of its clients at the same time as sales of the Shares occur pursuant to this Agreement.
Exh. A-2

          If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between BAML and the Company.

AMERICAN CAMPUS COMMUNITIES, INC.
By:
Name:
Title:

Accepted and agreed as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:
Name:
Title:

Exh. A-3

Schedule to Terms Agreement
Title of Purchased Securities [and Additional Securities]:
          Common Stock, par value $0.01 per share
Number of Shares of Purchased Securities:
          [•]
[Number of Shares of Additional Securities:]
          [•]
[Price to Public:]
          [•]
Purchase Price by BAML:
[•]
Method of and Specified Funds for Payment of Purchase Price:
          [By wire transfer to a bank account specified by the Company in same day funds.]
Method of Delivery:
          [To BAML’s account, or the account of BAML’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]
Settlement Date:
          [•], 20[11]
Closing Location:
          [•]
Documents to be Delivered:
The following documents referred to in the Distribution Agreement shall be delivered as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Scheduled is annexed):
(1) the officers’ certificates referred to in Sections 5(a)(i) and 5(b)(i);
(2) the opinions and negative assurance letter referred to in Sections 5(a)(ii), (iii) and (iv);
(3) the “comfort” letter referred to in Section 5(a)(v);
(4) the opinion and negative assurance letter referred to in Section 5(c); and
(5) such other documents as BAML shall reasonably request.
[Lockup:]
          [•]
Exh. A-4

Exhibit B
__________, 201_
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
VIA FACSIMILE
TRANSACTION NOTICE
Dear __________:
This Notice relates to the issuance and sale of Common Stock, par value $0.01 per share, of American Campus Communities, Inc., a Maryland corporation (the “Company”), pursuant to the Equity Distribution Agreement between the Transaction Entities and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BAML”), dated November 9, 2011 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.
The Company hereby confirms that, as of the date of this Transaction Notice, neither the Prospectus, nor any Permitted Free Writing Prospectus, when taken together with the Prospectus, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Number of Shares to be Sold:

Minimum Price at which Shares may be Sold:

Date(s) on which Shares may be Sold:

(“Purchase Date”)

Discount/Commission:

Manner in which Shares

are to be Sold:	Agency Transaction

Floor price:	[Insert if any]
Exh. B-1

The Transaction set forth in this Notice will not be binding on BAML unless and until BAML accepts its terms in accordance with Section 2(a) of the Agreement.
The Transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of the date of the Time of Delivery and on any Purchase Date and any Settlement Date.

Very truly yours, AMERICAN CAMPUS COMMUNITIES, INC.
By:
Name:
Title:

Accepted and agreed as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:
Name:
Title:
Exh. B-2

Exhibit C
OFFICERS’ CERTIFICATE
1.	The representations and warranties of the Company in the Agreement are true and correct as of the date hereof;

2.	The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof;

3.	The Company’s Registration Statement (File No. 333-157979) under the Act is effective; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the Company, threatened by the Commission and no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; and

4.	Except as otherwise set forth in or contemplated in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there has not been any material adverse change in the properties or assets described or referred to in the Registration Statement or the results of operations, condition (financial or otherwise), business, operations or prospects of the Transaction Entities and the subsidiaries, taken as a whole, whether or not arising in the ordinary course of business.
          All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.
Exh. C-1

Exhibit D
OFFICERS’ CERTIFICATE
1.	The representations and warranties of the Operating Partnership in the Agreement are true and correct as of the date hereof;

2.	The Operating Partnership has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof;

3.	The Company’s Registration Statement (File No. 333-157979) under the Act is effective; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the Company, threatened by the Commission and no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; and

4.	Except as otherwise set forth in or contemplated in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there has not been any material adverse change in the properties or assets described or referred to in the Registration Statement or the results of operations, condition (financial or otherwise), business, operations or prospects of the Transaction Entities and the subsidiaries, taken as a whole, whether or not arising in the ordinary course of business.
          All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.
Exh. D-1

Exhibit E
FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF
LOCKE LORD LLP
COUNSEL TO THE COMPANY
     (i) The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”). The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified would not have, or reasonably be expected to have, a Material Adverse Effect. The Company has the corporate power to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement and the Prospectus under the caption “The Company” and to enter into and perform its obligations under this Agreement.
     (ii) The Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Operating Partnership is duly qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified would not have, or reasonably be expected to have, a Material Adverse Effect. The Operating Partnership has the limited partnership power to own its properties and to conduct its business in all material respects as described in the Registration Statement and the Prospectus under the caption “The Company” and to enter into and perform its obligations under this Agreement. ACCHL is the sole general partner of the Operating Partnership. To such counsel’s knowledge, the aggregate percentage interests of the Company and ACCHL in the Operating Partnership are      % and      %, respectively.
     (iii) ACCHL is a limited liability company duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. ACCHL has the limited liability company power to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement and the Prospectus under the caption “The Company” and to enter into and perform its obligations under this Agreement. The Company is the sole member of ACCHL.
     (iv) The Company has the corporate power to authorize, issue and sell the Shares in the manner contemplated by this Agreement. The issuance of the Shares has been duly authorized and, when issued and delivered by the Company in accordance with the Resolutions and this Agreement and any applicable Corporate Proceedings against payment of the consideration set forth therein, the Shares will be validly issued, fully paid and nonassessable and will conform, in all material respects, to the description thereof contained in the Registration Statement and the Prospectus under the caption “Description of Capital Stock.” The issuance of the Shares by the Company is not subject to preemptive or other similar rights arising under the Maryland General Corporation Law (the “MGCL”), the charter or bylaws of the Company, or
Exh. E-1

any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument listed on Schedule A to this opinion (collectively, the “Material Contracts”).
     (v) The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus under the caption “Description of Capital Stock—General” and in the Company’s Registration Statement on Form 8-A, dated August 4, 2004, filed with the Commission pursuant to the Exchange Act, and the issued and outstanding shares of Common Stock (which do not include the Shares) (the “Company Outstanding Shares”) have been duly authorized and validly issued and are fully paid and nonassessable. The terms of the Common Stock conform, in all material respects, to the statements and descriptions related thereto contained in the Registration Statement and the Prospectus under the caption “Description of Capital Stock.” The issuance of the Company Outstanding Shares by the Company was not subject to preemptive or other similar rights arising under the MGCL, the charter or bylaws of the Company or, to such counsel’s knowledge, any Material Contract. Except as disclosed in the Registration Statement and the Prospectus, to such counsel’s knowledge, (a) no shares of Common Stock are reserved for issuance upon conversion, redemption or exchange or for any other purpose; (b) there are no outstanding securities convertible into or exchangeable for any shares of Common Stock; and (c) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company.
     (vi) The OP Units, including, without limitation, the OP Units to be issued to the Company in connection with the contribution by the Company of the net proceeds from the sale of the Shares to the Operating Partnership, have been duly authorized and, upon consummation of the transactions described in the Registration Statement and the Prospectus, will be validly issued and fully paid. The issuance of the OP Units by the Operating Partnership is not subject to preemptive or other similar rights arising under the Maryland Revised Uniform Limited Partnership Act, the Operating Partnership Agreement or any Material Contract. The terms of the OP Units conform, in all material respects, to the description thereof contained in the Registration Statement and the Prospectus. To such counsel’s knowledge, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units.
     (vii) This Agreement constitutes the legal, valid and binding obligation of each Transaction Entity which is a party thereto, enforceable against each Transaction Entity which is a party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws.
     (viii) The Shares are duly listed, and admitted and authorized for trading on the Exchange, subject only to official notice of issuance.
     (ix) The Common Stock Certificate complies with all applicable statutory requirements under the MGCL, the charter and bylaws of the Company and all applicable requirements of the Exchange.
Exh. E-2

     (x) To such counsel’s knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Transaction Entities or the subsidiaries or their property of a character required to be disclosed in the Registration Statement or the Prospectus which is not adequately disclosed therein, and to such counsel’s knowledge, there is no franchise, contract or other document to which any of the Transaction Entities is a party of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included in the Prospectus and any Permitted Free Writing Prospectus headings “Description of Capital Stock,” “Federal Income Tax Considerations and Consequences of Your Investment” and “Supplemental federal income tax considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are in all material respects accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (xi) The Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement, or notice objecting to its use pursuant to Rule 401(g)(2), or order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued, and no proceedings for that purpose have been instituted or threatened; and the Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act.
     (xii) The documents filed by the Company pursuant to Sections 12, 13, 14 or 15 of the Exchange Act (other than the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.
     (xiii) None of the Transaction Entities is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus and any Permitted Free Writing Prospectus, none of the Transaction Entities will be, an “investment company” as defined in the Investment Company Act.
     (xiv) The execution, delivery and performance of this Agreement and the transactions contemplated hereby, and the sale and issuance of the Shares, do not require any consents, approvals, authorizations or orders to be obtained by the Company, ACCHL or the Operating Partnership other than the Corporate Proceedings, or any registrations, declarations or filings to be made by the Company, ACCHL or the Operating Partnership, in each case, under any Maryland statute, rule or regulation applicable to the Company, ACCHL or the Operating Partnership and, to such counsel’s knowledge, any court or other governmental agency or body, except (a) such as have been obtained under the Act or (b) such as may be required under the state securities or blue sky laws of any jurisdiction in connection with the issuance and sale of
Exh. E-3

the Shares by the Agents in the manner contemplated in this Agreement and in the Prospectus and any Permitted Free Writing Prospectus and such other approvals as have been obtained.
     (xv) The execution, delivery and performance of this Agreement, the issuance and sale of the Shares, the consummation of any other of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement do not conflict with or result in a breach or violation of, or constitute a default under (a) the charter or bylaws of the Company, the Certificate of Limited Partnership of the Operating Partnership, the Operating Partnership Agreement, the articles of organization of ACCHL or the operating agreement of ACCHL, (b) the terms of any Material Contracts, (c) to such counsel’s knowledge, any Maryland law, or any decree, rule or regulation of any Maryland governmental authority applicable to the Company, ACCHL or the Operating Partnership, or (d) to such counsel’s knowledge, any New York or Delaware corporate or United States federal statute, law, rule, regulation, judgment, order or decree applicable to the Transaction Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Transaction Entities or any of their properties (other than state securities or blue sky laws as to which such counsel need express no opinion), except in the case of clauses (b), (c) and (d) of this paragraph (xv), any breach or violation that would not have, or reasonably be expected to have, a Material Adverse Effect.
     (xvi) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of each of the Company, ACCHL and the Operating Partnership, as applicable. This Agreement has been executed and, to such counsel’s knowledge, delivered by each Transaction Entity which is a party thereto. The Operating Partnership Agreement constitutes the valid and binding obligation of each of the Company, ACCHL and the Operating Partnership, enforceable against the Company, ACCHL or the Operating Partnership, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).
     (xvii) The issuance of the Shares by the Company is not subject to preemptive or other similar rights arising under any of the Material Contracts.
     (xviii) To such counsel’s knowledge, except as to the registration rights afforded to (a) holders of PIUs in the Operating Partnership in accordance with the grant notice thereof, (b) pursuant to the Registration Rights and Lock-up Agreement, dated as of March 1, 2006, between the Company and each of the persons who are signatories thereto and (c) pursuant to the Agreement and Plan of Merger, dated as of February 11, 2008, by and among GMH Communities Trust, GMH Communities, Inc., GMH Communities, LP, the Company, the Operating Partnership, American Campus Acquisition LLC and American Campus Acquisition Limited Partnership LP, no holders of securities of the Company or the Operating Partnership have rights to the registration of such securities under the Registration Statement.
Exh. E-4

     (xix) Each subsidiary listed on Schedule B hereto (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction in which such Significant Subsidiary is organized, with full power and authority (corporate or otherwise) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and is duly qualified to do business as a foreign corporation, limited partnership or limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified would not have, or reasonably be expected to have, a Material Adverse Effect; other than ACCHL, the Operating Partnership and the Significant Subsidiaries listed on Schedule B hereto, the Company has no “significant subsidiaries” as such term is defined in Rule 1-02 of Regulation S-X of the rules and regulations of the Commission under the Act.
     (xx) All of the outstanding capital stock and limited liability company and limited partnership ownership interests of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement, and the Prospectus and any Permitted Free Writing Prospectus, all such capital stock and outstanding ownership interests of the Significant Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries, to such counsel’s knowledge, after due inquiry, free and clear of any security interest, claim, lien or encumbrance, except for such security interests, claims, liens or encumbrances that would not have, or reasonably be expected to have, a Material Adverse Effect; to such counsel’s knowledge, none of such outstanding capital stock or ownership interests of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary.
     (xxi) The information in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 under the caption “Risk Factors—Risks Related to Our Organization and Structure” and in the Registration Statement and the Prospectus under the caption “Description of Capital Stock,” as of the date of the Prospectus and such Form 10-K, as applicable, and as of the date hereof, insofar as such information relates to provisions of Maryland law or the Company’s, ACCHL’s or the Operating Partnership’s organizational documents, constitutes a fair summary of such provisions of Maryland law or the Company’s, ACCHL’s or the Operating Partnership’s organizational documents, and is accurate in all material respects.
     (xxii) Neither the issue and sale of the Shares, nor the consummation of any other of the transactions contemplated by this Agreement nor the fulfillment of the terms of this Agreement will conflict with or result in a breach or violation of (a) the certificate of incorporation, by-laws, certificate of formation, the operating agreement or partnership agreement (or similar organizational documents) of the Significant Subsidiaries or (b) to such counsel’s knowledge, any Texas, Delaware, Maryland corporate or United States federal statute, law, rule, regulation, judgment, order or decree applicable to the Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Significant Subsidiaries or any of their properties (other than state securities or blue sky laws as to which such counsel need express no opinion), except in the case of clause (b) of this
Exh. E-5

paragraph (22), any breach or violation that would not have, or reasonably be expected to have, a Material Adverse Effect.
Exh. E-6

Exhibit F
FORM OF REIT OPINION OF
LOCKE LORD LLP
COUNSEL TO THE COMPANY
     (i) The Company has qualified to be taxed as a real estate investment trust (“REIT”) for the taxable years ended December 31, 2005, 2006, 2007, 2008, 2009 and 2010.
     (ii) As of the date of this letter, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code 1986, as amended (the “Code”).
     (iii) The current and proposed method of operation of the Transaction Entities, as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and as represented by the Company and the Operating Partnership, will permit the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.
Exh. F-1